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                                                                   EXHIBIT 10.33

               AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT

         This Amended and Restated Management Services Agreement ("Agreement") is by and between (i) Technical Olympic, Inc., a Delaware corporation, its successors and assigns ("TOI"), as successor in interest to Techolym, L.P., a Texas limited partnership ("Techolym"), as a result of the merger of Techolym with and into TOI, and (ii) Technical Olympic USA, Inc., a Delaware corporation f/k/a Newmark Homes Corp. (the "Company"), as successor in interest to Newmark Homes Corp., a Nevada corporation which changed its state of incorporation to Delaware ("Newmark").

                                    RECITALS

         WHEREAS, on June 1, 2000, Techolym and Newmark executed and delivered that certain Management Services Agreement (the "Management Agreement");

         WHEREAS, TOI has provided management services to the Company since December 15, 1999;

         WHEREAS, the Company desires that TOI continue to provide certain services to the Company;

         WHEREAS, the needs of the Company have changed and the Company and TOI desire to change the services provided under the Management Agreement by TOI to the Company; and

         WHEREAS, the change in services as reflected herein is in the best interests of the Company and TOI;

         NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENT

         1.       Term, Engagement and Services.

                  1.1. Term and Engagement. The Company hereby engages TOI and TOI hereby accepts such engagement and agrees to perform the services described in Section 1 hereof (collectively, the "Services") on behalf of and for the account of the Company in accordance with the terms and conditions of this Agreement for a period of five (5) years commencing effective as of January 1, 2003 and ending on December 31, 2007, unless terminated earlier in accordance with the provisions of Section 6 herein.

                  1.2. Chairman of the Company's Board of Directors. TOI will provide the services of its President, Constantine Stengos, to act as Chairman of the Company's board of

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directors (the "Board of Directors"). The Chairman will be the highest-ranking member of the Board of Directors. His primary responsibility will be to lead the Board of Directors in fulfilling its primary mission of advancing the long-term successful performance of the Company in fulfilling its fiduciary duty to the Company's stockholders.

         The Chairman will also act as a liaison between the Company's Chief Executive Officer and the other members of the Board of Directors as to matters that may arise from time to time about which the Chief Executive Officer may request advice or consultation. In this capacity, the Chairman will remain in regular contact with the Chief Executive Officer and other members of the Board of Directors, particularly the outside/independent members, as to matters of interest. The Chairman will also be responsible for calling and presiding over all meetings of the Board of Directors and Stockholders and proposing the agenda for such meetings.

                  1.3. Members of the Company's Board of Directors and Board Committees. TOI will provide the services of George Stengos and Andreas Stengos, as well as of Constantine Stengos, as Chairman, as set forth in Section 1.2 above (together, the "Directors"), to act as members of the Board of Directors and chairpersons of Board committees as determined by the Board of Directors. As Board members duly elected by the Company's stockholders and as chairpersons of selected Board committees, the Directors will fulfill the responsibilities set forth in the Company's organizational documents and pursuant to applicable law. Among such responsibilities, as Directors, together with the other members of the Board of Directors, they will be responsible for:

                  (a) formulating, approving, and communicating the strategic commitment of the Company;

                  (b)      selecting the Company's Chief Executive Officer;

                  (c)      structuring Board committees and responsibilities;

                  (d) reviewing and approving the Company's strategic, annual operating, and capital plans;

                  (e) approving major financing, land, and acquisition transactions;

                  (f) approving all significant transactions not in the ordinary course of business;

                  (g) approving all new executive management hires and any other new hires reporting directly to the Chief Executive Officer;

                  (h) approving changes of status (promotions, demotions, and assignments) of executive managers and those employees that report directly to the Chief Executive Officer;

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                  (i)      approving entry into new lines of business;

                  (j)      approving entry into new geographic markets;

                  (k)      overseeing the Company's long-term strategy; and

                  (l) assuring that the Company's business is conducted in a manner consistent with preserving its financial integrity.

                  1.4. European Investor Relations. TOI will also provide the services of the Directors to act as spokespersons for the Company in Europe. The Directors will be responsible for:

                  (a) advancing the Company's image and profile within the European investment and financial communities; and

                  (b)      promoting the Company's image and goodwill in Europe.

                  1.5. Incidental Services. TOI shall perform such other services as are reasonably requested from time to time by the Board of Directors or management of the Company.

                  1.6 Directors to Remain Informed. To further the goals set forth in this Section 1, TOI will cause the Directors to remain fully informed about the business and economic conditions in the homebuilding industry both in the United States and Europe and the effect of those conditions on the Company's business and prospects. TOI will also cause the Directors to use their knowledge, skills, experience, and contacts to further these goals.

                  1.7. General Standards. TOI shall employ such individuals as are necessary to perform the Services and shall monitor or supervise the performance of the Services by such persons. TOI will provide and/or will cause the Services to be provided hereunder with reasonable diligence. TOI and the Company acknowledge and agree that: (i) TOI is not an agent of the Company; (ii) TOI is not and will not be responsible for any management decisions on behalf of the Company; and (iii) TOI may not commit the Company to any action or obligate or bind the Company in any matter whatsoever.

                  1.8 Replacement Nominees. In the event that, as a result of death or disability, Constantine Stengos is unable to serve as Chairman of the Board of Directors or any of the other Directors are unable to serve on the Board of Directors, TOI shall present to the Board of Directors nominees for their replacement.

         2.       Management Fee and Additional Compensation.

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                  2.1      Management Fee. The Company, in consideration for the
performance of the Services provided to the Company by or on behalf of TOI, agrees to pay TOI an annual fee of US$500,000 (the "Management Fee"). In the event this Agreement is terminated prior to December 31, 2007, the Management
Fee shall be prorated for the period elapsed from the last payment.

                  2.2. Additional Compensation. As additional compensation, TOI shall be paid an annual incentive fee ("Additional Incentive Compensation") payable as soon as practicable following completion of the annual audit of the Company's financial statements by its regularly retained firm of independent certified public accountants. The Additional Incentive Compensation shall be a cash sum determined by the Company's achievement of certain consolidated net income ("Net Income") targets as reflected on its Statement of Income as determined in accordance with generally accepted accounting principles for financial reporting in the United States consistently applied for such fiscal year. The Net Income targets and schedule of Additional Incentive Compensation are as follows:

                  (a) If the Company's Net Income is between US$75,000,000 and up to and including US$120,000,000, TOI shall receive US$2,000,000 in Additional Incentive Compensation for such fiscal year.

                  (b) If the Company's Net Income is greater than US$120,000,000 and up to and including US $150,000,000, TOI shall receive US$2,500,000 in Additional Incentive Compensation for such fiscal year.

                  (c) If the Company's Net Income is greater than US$150,000,000, TOI shall receive US$3,000,000 in Additional Incentive Compensation.

                  (d) The Additional Incentive Compensation shall under no circumstances exceed US$3,000,000 in any given year.

                  (e) If TOI's engagement is terminated during the calendar year pursuant to Section 6, the Additional Incentive Compensation payable to TOI for such calendar year shall be a prorated payment of the Additional Incentive Compensation paid with respect to the last completed calendar year for the period elapsed for such calendar year.

         3. Nature of Services. TOI and the Company agree that all Services performed hereunder shall be in TOI's capacity as an independent contractor, and it is not the purpose or intent of this Agreement to create any franchise, joint venture, trust, partnership, or employer/employee relationship for any purpose whatsoever. Nothing in this Agreement shall be construed to make either party hereto an agent, joint venturer, partner, legal representative, employee or policy-making participant of the other, and neither party shall have the right to obligate or bind the other party in any manner whatsoever. The performance by TOI of its duties under this Agreement shall not relieve the Company of any legal or contractual duty whatsoever, including duties to comply with applicable laws, rules, regulations, orders, policies, procedures and financial and accounting reporting obligations.

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Except as provided in Section 1 herein with respect to actions of the Directors as members of the Board of Directors and chairpersons of designated board committees, TOI shall have no authority under this Agreement to supervise employees or other agents of the Company, to implement policies or modify procedures or business plans or to mandate any course of action in connection with the operations of the Company.

         4. Other Activities of TOI. The Company acknowledges and agrees that TOI shall not devote its (or any shareholder's, employee's, officer's, director's or associate's of TOI) full time and business efforts to the duties of TOI specified in this Agreement, but only so much of such time and efforts as TOI reasonably deems necessary. The Company further acknowledges and agrees that TOI (and its shareholders, employees, officers, directors and associates) are engaged in the business of investing in, acquiring and/or managing businesses for their and TOI's own accounts, and plans to continue to engage in such business (and any other business or investment activities) during the term of this Agreement. No aspect or element of such activities shall be deemed to be engaged in for the benefit of the Company or to constitute a conflict of interest. TOI shall be required to bring only such investments and/or business opportunities to the attention of the Company as TOI, in its sole discretion, deems appropriate and as required by applicable law.

         5.       Indemnification.

                  (a) The Company hereby agrees to indemnify TOI for any losses, costs, expenses (including reasonable attorneys' fees), fees and judgments relating to claims asserted against TOI by any third party as a result of, or relating to, the performance by TOI of its duties pursuant to this Agreement, other than losses, costs, expenses, fees and judgments resulting from TOI's gross negligence or willful misconduct.

                  (b) TOI hereby agrees to indemnify the Company for any losses, costs, expenses (including reasonable attorneys' fees), fees and judgments relating to claims asserted against the Company by any third party as a result of, or relating to, the gross negligence or willful misconduct of TOI in the performance by TOI of its duties pursuant to this Agreement.

                  (c) The provisions contained in this Section 5 shall survive the termination or expiration of this Agreement.

         6. Termination. This Agreement may be terminated in accordance with this Section 6 as follows:

                  (a)      by the mutual agreement of the parties;

                  (b) by TOI at any time upon the failure of the Company to pay to TOI the compensation provided hereunder (a "Company Breach") with such Company Breach continuing uncured for thirty (30) days after written notice describing the Company Breach is delivered by TOI to the Company; or

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                  (c)      by the Company (i) upon six (6) months prior written
notice to TOI, or (ii) upon a material breach of this Agreement by TOI (a "TOI Breach") with such TOI Breach continuing uncured for thirty (30) days after written notice describing the TOI Breach is delivered by the Company to TOI; provided, however, that if the TOI Breach is not capable of cure within the said thirty (30) day period, then TOI shall have such time as is necessary, other than with respect to the provision of Services, to cure such TOI Breach provided that TOI commences action to cure the TOI Breach within the thirty (30) day notice period and continues diligently to cure the TOI Breach and, provided, further, that such TOI Breach shall be cured within ninety (90) days of the written notice.

         7. Duties Upon Termination or Expiration. Upon termination or expiration of this Agreement, TOI shall, within thirty (30) business days thereafter, deliver to the Company complete copies of all records or reports, if any, maintained by TOI in connection with the provision of the Services. TOI shall also be available for a period not more than sixty (60) days following termination for reasonable consultations with the Company concerning the Services; provided, however, the Company shall reimburse TOI for any reasonable and documented direct and out-of-pocket expenses incurred in connection with such consultations.

         Upon termination or expiration of this Agreement, the Company shall compensate TOI for all compensation accrued and unpaid as of the date of termination. Such payment shall be within fifteen (15) business days of the delivery by TOI of the information called for above.

         Upon termination of this Agreement, TOI agrees to comply with the confidentiality obligations set forth in Section 8 below.

         8. Confidentiality. TOI acknowledges that it will have access to Confidential Information (as hereinafter defined) regarding the Company, its subsidiaries and its businesses. TOI agrees that it and its subsidiaries, affiliates, employees, officers, directors, agents, associates or other representatives will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person Confidential Information, except with the specific prior written consent of the Company; provided, however, that the parties agree that this Agreement does not prohibit the disclosure of Confidential Information where applicable law requires. In the event that TOI or the Directors are requested or become legally compelled to make any disclosure of Confidential Information, TOI agrees that it will (i) immediately provide the Company with written notice of the existence, terms and circumstances, surrounding such request(s) so that the Company may seek an appropriate protective order or other appropriate remedy, (ii) cooperate with the Company in its efforts to decline, resist or narrow such requests and (iii) if disclosure of such Confidential Information is required in the opinion of counsel, exercise reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such disclosed information.

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         For purpose of this Agreement, "Confidential Information" means any and all intellectual property of the Company or any of its affiliates, including but not limited to: (a) trade secrets concerning the business and affairs of the Company or any of its affiliates, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret under federal, state or other applicable law; and (b) information concerning the business and affairs of the Company or any of its affiliates (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company or any of its affiliates containing or based, in whole or in part, on any information included in the foregoing. Confidential Information does not include any information that has publicly become available prior to TOI's receipt of such information or thereafter became publicly available (other than as a result of disclosure by TOI).

         9. Modification. This Agreement may not be orally changed or modified. All changes or modifications to this Agreement shall be in writing signed by the party against whom enforcement of any change or modification is sought.

         10. Waiver. No delay or failure to exercise any remedy or right occurring upon any breach or default shall be construed as a waiver of such remedy or right, nor shall it affect any subsequent default of a same or different nature.

         11. Effect of Invalidity. Should any part of this Agreement, for any reason, be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect.

         12. Successors and Assigns. TOI may assign or transfer (whether direct or indirect, by purchase, merger, consolidation or otherwise) all rights and obligations under the Agreement to any person controlling, controlled by, or under common control with TOI. This Agreement may also be assigned by operation of law to any TOI successor in interest.

         13. No Third Party Beneficiary. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no other person shall have the right to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

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         14.      Notices.

         All notices, requests, demands and other communications hereunder shall be in writing and in English and shall be deemed to have been duly given when delivered in person, by overnight courier or telecopy to the respective parties as follows:

         If to the Company:     Technical Olympic USA, Inc.
                                4000 Hollywood Blvd., Suite 500-N
                                Hollywood, FL 33021
                                Facsimile: (954) 364-4020
                                Attention: Patricia M. Petersen, General Counsel

         If to TOI:             Technical Olympic, Inc.
                                c/o Registered Agent
                                CT Corporation System
                                1021 Main Street, Suite 1150
                                Houston, Texas 77002

         Or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided, however, that notice of any change of address shall be effective only upon receipt thereof.

         15. Further Actions. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement.

         16. Evidence of Same Agreement. This Agreement amends and restates in its entirety the Management Agreement, and the Management Agreement shall be of no further force and effect except as to evidence a failure to comply with the covenants made by the parties contained in such Management Agreement occurring prior to the execution of this Agreement. The terms and conditions of this Agreement and any other document referencing this Agreement shall apply to all of the rights and obligations set forth under the Management Agreement. All references to the Management Agreement in any document shall be deemed to refer to this Agreement; however, to the extent that the terms and conditions of this Agreement are actually inconsistent with the Management Agreement, this Agreement shall govern and continue in full force and effect.

         17. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and hereby expressly terminates, rescinds, replaces and supersedes all prior and contemporaneous agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

         18. Survival. The provisions of Sections 10, 12 and 13 shall survive the termination or expiration of this Agreement.

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         19.      Captions. The paragraph captions contained in this Agreement are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement, nor the intent of any provision thereof.

         20. Counterparts. This Agreement may be executed in counterparts, by facsimile or original signatures, each of which shall be deemed an original, but which, taken together, shall constitute one Agreement.

         21. Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the laws of any other state.

         22. Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

         23. Jurisdiction; Service of Process. Any proceeding arising out of or relating to this Agreement may be brought in the courts of the State of Delaware and each of the parties irrevocably submits to the exclusive jurisdiction of such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court and agrees not to bring any proceeding arising out of or relating to this Agreement in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 13th day of June, 2003.

TECHNICAL OLYMPIC USA, INC.

By: /s/ Constantine Stengos
    -------------------------
Name: Constantine Stengos
Title: Chairman

TECHNICAL OLYMPIC, INC.

By: /s/ Constantine Stengos
    -------------------------
Name: Constantine Stengos
Title: Chairman

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